UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

INVENDA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The board of directors of Invenda Corporation (the “Company”) and the compensation committee thereof from time to time grant equity awards to employees and directors of the Company under the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was previously approved by the board of directors on April 2, 2007 and by written consent of the shareholders of the Company on April 5, 2007, and was filed as Appendix C to the Company’s Information Statement on Schedule 14C filed April 23, 2007. Attached for filing herewith as Exhibits 10.1 and 10.2, respectively, are the forms of agreements the Company uses to evidence the various types of awards made under the Stock Incentive Plan: (1) form of Non-Qualified Stock Option Agreement and (2) form of Incentive Stock Option Agreement.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENDA CORPORATION

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: July 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Agreement.

10.2	Form of Incentive Stock Option Agreement.